                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

   Filed by the registrant [X]
   Filed by a party other than the registrant

   Check the appropriate box:
   [ ] Preliminary proxy statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
   [X] Definitive proxy statement
   [ ] Definitive additional materials
   [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                         BOYD BROS. TRANSPORTATION INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                         BOYD BROS. TRANSPORTATION INC.
-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

   [X] No fee required.

   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

   (2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

-------------------------------------------------------------------------------

   (4) Proposed maximum aggregate value of transaction:


-------------------------------------------------------------------------------

   [ ] Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:


-------------------------------------------------------------------------------

   (2) Form, schedule or registration statement no.:


-------------------------------------------------------------------------------
   (3) Filing party:

-------------------------------------------------------------------------------

   (4) Date filed:

-------------------------------------------------------------------------------

-----------------

   (1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                         BOYD BROS. TRANSPORTATION INC.
                                 3275 Highway 30
                             Clayton, Alabama 36016

                                                         April 9, 1999

Dear Stockholder:

It is my pleasure to invite you to the 1999 Annual Meeting of Stockholders of Boyd Bros. Transportation Inc. (the "Company"). The meeting will be held at 11:00 a.m., local time, on Tuesday, May 18, 1999, at the Company's corporate headquarters, 3275 Highway 30, Clayton, Alabama 36016. Admission to the meeting will begin at 10:00 a.m.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement cover the formal business of the meeting, which includes the following proposals: (i) the election of three Directors, (ii) the approval of the Boyd Bros. Transportation Inc. 1999 Stock Purchase Plan, and (iii) the ratification of the appointment of Deloitte & Touche LLP to serve as independent auditors for the Company for the year ending December 31, 1999. Also during the meeting, management will address other corporate matters that may be of interest to you as a stockholder.

It is important that your shares be represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To be sure your shares are represented, we urge you to complete and mail the enclosed proxy card as soon as possible. If you attend the meeting and wish to vote in person, the ballot that you submit at the meeting will supersede your proxy.


                                                 Sincerely,

                                                 /s/ Dempsey Boyd

                                                 Dempsey Boyd
                                                 Chairman of the Board

                         BOYD BROS. TRANSPORTATION INC.

                                 --------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 1999

                                ---------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Boyd Bros. Transportation Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 18, 1999 at 11:00 a.m., local time, at the Company's corporate headquarters, 3275 Highway 30, Clayton, Alabama 36016, for the following purposes:

                  (1) To elect one Director to hold office for a one-year term expiring at the 2000 Annual Meeting of Stockholders and elect two Directors to hold office for a three-year term expiring at the 2002 Annual Meeting of Stockholders;

                  (2) To approve the Boyd Bros. Transportation Inc. 1999 Employee Stock Purchase Plan;

                  (3) To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1999; and

                  (4) To consider and take action upon any other business as may properly come before the Meeting or any postponements or adjournments thereof;

all as set forth in the Proxy Statement accompanying this Notice.

         Only holders of record of the Company's Common Stock, par value $.001 per share, as of the close of business on March 19, 1999 are entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof.



                                            By Order of the Board of Directors,

                                            /s/ Gail B. Cooper

                                            Gail B. Cooper
                                            Secretary

Clayton, Alabama

April 9, 1999


--------------------------------------------------------------------------------
                                    IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, PLEASE VOTE BY MEANS OF THE ENCLOSED PROXY CARD THAT YOU ARE REQUESTED TO SIGN, DATE AND RETURN AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

--------------------------------------------------------------------------------

                         BOYD BROS. TRANSPORTATION INC.
                                 3275 HIGHWAY 30
                             CLAYTON, ALABAMA 36016

                                   ----------

                                 PROXY STATEMENT

                                   ----------

         This Proxy Statement and the accompanying proxy card are being furnished to the stockholders of Boyd Bros. Transportation Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Meeting") to be held on May 18, 1999 at 11:00 a.m., local time, at the Company's corporate headquarters, 3275 Highway 30, Clayton, Alabama 36016, or at any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Proxy Statement and accompanying proxy card are first being mailed or otherwise distributed to stockholders on or about April 9, 1999.

         Holders of record of outstanding shares of the Company's common stock, par value $.001 per share (the "Common Stock"), at the close of business on March 19, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date. On the Record Date, there were 3,552,887 shares of Common Stock outstanding.

         Shares of Common Stock cannot be voted at the Meeting unless the owner is present or represented by proxy. A proxy may be revoked at any time before it is voted by (1) giving written notice of revocation to the Secretary of the Company, (2) executing and delivering to the Company at the address shown above a new proxy bearing a later date, or (3) attending the Meeting and voting in person. All properly executed proxies, unless previously revoked, will be voted at the Meeting or at any postponement or adjournment thereof in accordance with the directions given.

         With respect to the election of Directors, stockholders of the Company voting by proxy may vote in favor of the nominees, may withhold their vote for the nominees, or may withhold their vote as to specific nominees. With respect to the other proposals for stockholder action, stockholders of the Company voting by proxy may vote in favor of such proposals, against such proposals or may abstain from voting on such proposals. If no specific instructions are given with respect to the matters to be acted upon at the Meeting, shares of Common Stock represented by a properly executed proxy will be voted FOR (1) the election of all nominees listed under the caption "Election of Directors," (2) the approval of the Boyd Bros. Transportation Inc. 1999 Stock Purchase Plan and
(3) the ratification of the appointment of Deloitte & Touche LLP to serve as independent auditors for the Company for the year ending December 31, 1999. The Board of Directors does not intend to present, and knows of no others who intend to present at the Meeting, any matter of business other than those matters set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters (including shareholder proposals omitted from this Proxy Statement in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission")) properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

         At the Meeting, inspectors of election will determine the presence of a quorum and tabulate the results of the voting by stockholders. A majority of the outstanding shares of Common Stock must be present in person or by proxy at the Meeting in order to have the quorum necessary for the transaction of business. Abstentions and non-votes will be counted for purposes of determining the presence of a quorum at the Meeting. The nominees for Director will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and actually voting at the Meeting. All other matters require for their approval the favorable vote of a majority of the shares of Common Stock voted in person or by proxy at the Meeting. Abstentions and non-votes will have no effect on the outcome of any voting. A non-vote may occur when a nominee holding shares of Common Stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage prepaid if mailed from within the United States.

         The cost of soliciting proxies will be paid by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals, and the Company will reimburse them for their expenses in so doing. Officers and other regular employees of the Company may also request the return of proxies by telephone, telegram, or in person.

         A copy of the 1998 Annual Report to Stockholders, which includes the financial statements of the Company for the fiscal year ended December 31, 1998, is being mailed with this Proxy Statement to all stockholders entitled to vote at the Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 31, 1999, certain information with respect to all stockholders known by the Company to be the beneficial owners of more than five percent (5%) of the Common Stock, the only class of voting securities of the Company outstanding, as well as information with respect to the Common Stock owned beneficially by each Director and Director Nominee of the Company, by each Executive Officer named in the Summary Compensation Table on page four (4) and by all Directors, Director Nominees and Executive Officers of the Company as a group. Certain information set forth in the table is based upon information contained in filings made by such beneficial owners with the Commission.


                                                  Amount and Nature    Approximate
                                                    of Beneficial      Percent of
Name of Beneficial Owner                             Ownership(1)     Common Stock
------------------------                            --------------    ------------
Dempsey Boyd(2).................................      1,211,516 (3)       34.1%

Miller Welborn (2) .............................        266,077            7.5%

Donald G. Johnston(4)...........................         31,114             *

Gail B. Cooper(2)...............................        401,000 (5)       11.2%

Ginger B. Tibbs(2)..............................        383,000 (6)       10.7%

Frances S. Boyd(2)..............................      1,211,516 (7)       34.1%

Richard C. Bailey...............................         63,150 (8)        1.8%

W. Wyatt Shorter................................         14,500 (9)         *

Boyd Whigham....................................         13,300(10)         *

Stephen J. Silverman............................          6,000(11)         *

Gary Robinson...................................          9,000(12)         *

All Directors, Director Nominees and
  Executive Officers as a group
 (11 persons)...................................      2,398,657(13)       67.5%

-----------------

 *       Less than one percent of the Common Stock.
(1) Under the Rules of the Commission, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named persons have sole voting and investment power with respect to the shares of Common Stock beneficially owned.
(2) The address for each of Mr. and Mrs. Boyd, Ms. Cooper and Ms. Tibbs is 3275 Highway 30, Clayton, Alabama 36016. The address for Mr. Welborn is 3626 51st Avenue, Tuscaloosa, Alabama 35401.
(3) Includes 384,000 shares owned by Mr. Boyd's wife, Frances S. Boyd. Excludes 2,500 shares held as custodian for five minor grandchildren, as to which shares Mr. Boyd disclaims beneficial ownership.
(4) Mr. Johnston resigned as Chief Executive Officer of the Company on July 16, 1998.
(5) Includes 16,000 shares obtainable by Ms. Cooper within 60 days of March 31, 1999 upon the exercise of non-qualified stock options. Also includes 1,000 shares held by a third party custodian for Ms. Cooper's children, as to which shares she disclaims beneficial ownership.
(6) Includes 15,000 shares obtainable by Ms. Tibbs within 60 days of March 31, 1999 upon the exercise of non-qualified stock options. Also includes 1,500 shares held by a third party custodian for Ms. Tibbs' children, as to which shares she disclaims beneficial ownership.
(7)      Includes 827,516 shares owned by Mrs. Boyd's husband, Dempsey Boyd.
(8) Includes 54,000 shares obtainable by Mr. Bailey within 60 days of March 31, 1999 upon the exercise of non-qualified stock options.
(9) Includes 7,500 shares obtainable by Mr. Shorter within 60 days of March 31, 1999 upon the exercise of non-qualified stock options.
(10) Includes 7,500 shares obtainable by Mr. Whigham within 60 days of March 31, 1999 upon the exercise of non-qualified stock options.
(11) Includes 5,000 shares obtainable by Mr. Silverman within 60 days of March 31, 1999 upon the exercise of non-qualified stock options.
(12) Includes 9,000 shares obtainable by Mr. Robinson within 60 days of March 31, 1999 upon exercise of non-qualified stock options.
(13) Includes 384,000 shares owned by Mrs. Boyd that are deemed to be beneficially owned by Mr. Boyd.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's Directors, Executive Officers and persons who beneficially own more than ten percent (10%) of the Company's Common Stock file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of such Common Stock. Directors, Executive Officers and persons who beneficially own greater than ten percent (10%) of the Common Stock are required by the Commission's rules to furnish the Company with copies of all such reports. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or written representations from the Company's Directors and Executive Officers that no other reports were required, all Section 16(a) filing requirements applicable to the Company's Directors and Executive Officers were complied with during the year ended December 31, 1998.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth in summary form all compensation for all services rendered in all capacities to the Company for the years ended December 31, 1998, 1997 and 1996, respectively, to (a) each person who served as Chief Executive Officer of the Company during the fiscal year most recently completed, and (b) those executive officers of the Company who earned in excess of $100,000 (collectively with each Chief Executive Officer, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE



                                                                                                LONG TERM
                                                                                                COMPENSA-
                                                            ANNUAL COMPENSATION                   TION
                                                                                 Other
                                                                                 Annual        Securities       All Other
            Name and                                                            Compen-        Underlying       Compen-
       Principal Position              Year            Salary          Bonus    sation(1)      Options(#)       sation(2)

*Donald G. Johnston,                   1998           $ 94,792        $265,417      --            --             $4,604
  Chief Executive Officer ........     1997            175,000           --      $1,844         10,000            4,686
                                       1996            175,000           --       2,067           --              4,742

*Miller Welborn                        1998            150,000           --         --            --              2,211
  Chief Executive Officer.........     1997              --              --         --            --
                                       1996(3)           --              --         --            --                --

Dempsey Boyd,                          1998            164,535         166,250      993           --              5,042
  Chairman of the Board...........     1997            175,000           --       1,161           --              4,686
                                       1996            175,000           --       1,470           --              4,742

Richard C. Bailey,                     1998            130,833          57,000      --          70,000            5,042
  Executive Vice President and         1997            116,667           3,750      --          15,000            3,799
  Chief  Financial Officer........     1996             96,880          15,000    6,000           --              3,778

Gary Robinson                          1998            111,833          44,000      --          15,000            2,702
  Vice President of Operations....     1997             67,856          35,675      --          15,000              186
                                       1996(4)           --              --         --            --                --


---------------
     * Mr. Johnston resigned as Chief Executive Officer and Director of the Company on July 16, 1998. Mr. Welborn was appointed as Acting Chief Executive officer on July 17, 1998 and as the Chief Executive Officer on February 16, 1999.
(1)      Constitutes automobile allowances.
(2) Constitutes matching contributions by the Company to the 401(k) plan ($4,363 in 1998 to Mr. Johnston and $4,800 in 1998 to each of Messrs. Boyd and Bailey and $4,500 in 1996 and 1997 to each of Messrs. Johnston and Boyd and $3,536 in 1996 and $3,613 in 1997 to Mr. Bailey and $1,969 in 1998 for Mr. Welborn and $2,460 in 1998 for Mr. Robinson) and payment of life insurance premiums ($242 in 1996 and $186 in 1997 and $242 in 1998 for each of Messrs. Welborn, Johnston, Boyd, Bailey and Robinson).
(3)      Mr. Welborn joined the Company in December 1997.
(4)      Mr. Robinson joined the Company in May 1997.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options under the Company's 1994 Stock Option Plan to the Named Executive Officers during the year ended December 31, 1998:


                        OPTION GRANTS IN LAST FISCAL YEAR


                                                     Individual Grants
                                                                                                     Potential Realizable
                                                                                                       Value at Assumed
                                Number of       Percent of                                         Annual Rates of Stock
                                Securities    Total Options                                        Price Appreciation for
                                Underlying      Granted to      Exercise or                             Option Term
                                 Options       Employees in     Base Price     Expiration
            Name                Granted (#)    Fiscal Year       ($/Share)        Date              5%           10%

Donald G. Johnston..........        --             --              --              --               --           --

Miller Welborn..............        --             --              --              --               --           --

Dempsey Boyd................        --             --              --              --               --           --

Richard C. Bailey...........      35,000          20.6            8.00          08/18/2008       $176,090      $446,248

Richard C. Bailey...........      35,000          20.6            9.50          05/19/2008       $209,107      $529,919

Gary Robinson...............      15,000           8.8            9.50          05/12/2007       $ 89,617      $227,108


OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to stock options exercised during the last fiscal year by the Named Executive Officers, the aggregate number of unexercised options to purchase Common Stock granted in all years to the Named Executive Officers and held by them as of December 31, 1998, and the value of unexercised in-the-money options (i.e., options that had a positive spread between the exercise price and the fair market value of the Common Stock) as of December 31, 1998:

                       AGGREGATED OPTION EXERCISES IN LAST
                  FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                                                                                           Value of
                                                                       Number of          Unexercised
                                                                      Unexercised        In-the-Money
                                                                        Options             Options
                                                                      at Year-End         at Year-End
                                                                          (#)                 ($)
                                        Shares          Value        ------------       --------------
                                      Acquired on     Realized      Exercisable/        Exercisable/
              Name                    Exercise (#)       ($)        Unexercisable       Unexercisable

Donald G. Johnston ................       --             --              --                  --

Miller Welborn ....................       --             --              --                  --

Dempsey Boyd ......................       --             --              --                  --

Richard C. Bailey .................       --             --        37,000/98,000            0/0

Gary Robinson .....................       --             --        3,000/27,000          750/3,000

EMPLOYMENT AND OTHER AGREEMENTS

     On December 8, 1997, in connection with the Company's acquisition of Welborn Transport, Inc., the Company and Mr. Welborn entered into an employment agreement (the "Employment Agreement") pursuant to which he was paid a base salary of $150,000 during fiscal year 1998. On July 17, 1998, Mr. Welborn was appointed Acting Chief Executive Officer and his base salary was increased to $175,000. Both the Company and Mr. Welborn can terminate the Employment Agreement without cause at anytime by mutual agreement in writing. In the event the Company terminates Mr. Welborn's employment with the Company without cause, the Company is obligated to continue to pay him his base salary through the end of the term of the Employment Agreement. The Company may also terminate Mr. Welborn's employment with the Company for "cause" (as defined in the Employment Agreement). In the event of termination for cause, Mr. Welborn is entitled to compensation and benefits, if any, only through the date of such notice of termination. The Employment Agreement expires on December 8, 2000 but may be extended for up to two (2) additional one (1) year periods at the option of the Company.

     On July 16, 1998, the Company entered into an Agreement and General Release (the "Release Agreement") with Donald G. Johnston, the Company's then Chief Executive Officer, pursuant to which Mr. Johnston retired from the Company. Under his Release Agreement, Mr. Johnston is entitled to all of his retirement benefits which were vested on July 31, 1998, all accrued vacation pay, and continued participation in the Company's general health care and other welfare benefit programs through the month in which Mr. Johnston attains the age of 65. In addition, the Company paid Mr. Johnston $91,875 in lieu of an annual performance bonus and is obligated to continue to fund Mr. Johnston's life insurance policies at the current rate as of July 16, 1998. Mr. Johnston will remain a consultant to the Company through July 31, 2001, pursuant to a Consulting Agreement dated July 16, 1998 (the "Consulting Agreement"). Under the Consulting Agreement, Mr. Johnston is entitled to receive a consulting fee of $12,500.00 per month through January 31, 2001, up to a maximum aggregate of $375,000 through the end of the term of the Consulting Agreement.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following paragraphs constitute the report of the Compensation Committee of the Board of Directors (the "Committee") on executive compensation policies for fiscal year 1998. In accordance with Securities and Exchange Commission rules, this report shall not be deemed to be incorporated by reference into any statements or reports filed by the Company with the Commission that do not specifically incorporate this report by reference, notwithstanding the incorporation of this Proxy Statement into any such report.

     The Committee administers the compensation program for operating officers of the Company and bases its decisions on both individual performance and the financial results achieved by the Company. While the Committee consults with the Chief Executive Officer and Chairman of the Board on certain matters, all compensation decisions are made by the Committee without such officers' participation.

     The principal elements of the compensation program for executive officers are base salary, performance-based annual bonuses and stock options. The goals of the program are to give the executive officers incentives to work toward the improved financial performance of the Company and to reward them for their contributions to the Company's success. The program is also designed to encourage the Company's key executives to maximize the Company's premium service to its customers and maintain high standards of efficiency, productivity and safety. For a summary of 1998 compensation, see the Summary Compensation Table under the heading "Compensation of Executive Officers" above.

     Salaries. The Committee has based its decisions on salaries for the Company's executive officers, including its chief executive officer and chief financial officer, on a number of factors, both objective and subjective. Objective factors considered include increases in the cost of living, the Company's overall historical performance, and comparable industry data, although no specific formulas based on such factors have been used to determine salaries. Salary decisions are based primarily on the Committee's subjective analysis of the factors contributing to the Company's long-term success and of the executives' individual contributions to such success.

     Bonuses. For fiscal year 1998, the Committee imposed a sliding scale for which no bonuses would be paid unless a minimum earnings per share of $.72 and a minimum growth rate in sales revenue of 20% was achieved. Under this program, the Company paid a bonus of 102% of salary to each of Messrs. Boyd, Welborn and Bailey based upon achievement of earnings per share of $.87 and a growth rate in sales revenue of 53%. Mr. Welborn's bonus was pro rated over the five and one-half months during which he served as Chief Executive Officer of the Company. The bonus for 1998 was paid in 1999. The current program for fiscal year 1999 also includes a sliding scale, pursuant to which no bonuses will be paid unless a minimum earnings per share of $.94 is achieved. Under this program, the Company will pay a maximum bonus of 100% of salary to Messrs. Boyd, Welborn, and Bailey if earnings per share are at least $1.29.

     Stock Options. The Committee views stock options as its primary long-term compensation vehicle for the Company's executive officers. At the time of the Company's initial public offering in May 1994, the Committee granted an aggregate of 94,000 stock options under the 1994 Stock Option Plan to each of the Company's executive officers, other than Mr. Boyd, who, as founder of the Company, elected not to participate. The Company has granted options to its executive officers since then, most recently in 1998 when the Committee granted an aggregate of 85,000 shares to two executive officers whose individual performance in the Committee's view, warranted an enhanced equity position in the Company.

      Chief Executive Officer Compensation. During fiscal year 1998, Mr. Welborn's base salary was $150,000, based on his Employment Agreement dated December 8, 1997 in connection with the Company's acquisition of Welborn Transport, Inc. His base salary was increased to $175,000 based on the factors and analysis described above and in recognition of his increased responsibilities. Mr. Johnston served as the Chief Executive Officer through July 16, 1998 and his compensation is described above.

By the Compensation Committee:        Boyd Whigham Stephen J. Silverman W. Wyatt
                                      Shorter (Chairman)

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return (assuming reinvestment of dividends) on the Company's Common Stock against the NASDAQ Stock Market and the NASDAQ Trucking and Transportation Stock Index, from May 10, 1994, the date on which the Company's Common Stock was first traded on the NASDAQ National Market, through December 31, 1998. The graph assumes that the value of the investment in the Company's Common Stock on each index was $100 on May 10, 1994. The Company has not paid any dividends on its Common Stock and does not expect to pay dividends for the foreseeable future. The stockholder return performance graph below is not necessarily indicative of future performance.

                                     [GRAPH]

                                  5/10/94*  12/94    12/95   12/96   12/97   12/98
                                  --------  -----    -----   -----   -----   -----
Boyd Bros Transportation Inc       $100     $ 90     $ 67     $ 64    $ 77    $ 57

NASDAQ U.S. Companies              $100     $105     $148     $182    $223    $314

NASDAQ Trucking & Transportation   $100     $ 94     $109     $121    $154    $137



* Initial public offering completed in May 10, 1994

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On January 7, 1999, the Company repurchased from Donald G. Johnston, former Chief Executive Officer of the Company, 500,000 shares of Common Stock. The 500,000 shares, representing approximately 12% of the Company's outstanding Common Stock, were purchased for $7.32 per share, for a total purchase price of $3,660,000.

               OPERATIONS OF THE BOARD OF DIRECTORS AND COMMITTEES

     Pursuant to the Certificate of Incorporation of the Company, the Board of Directors is classified into three (3) classes, each of which shall be as nearly equal in number as possible, and will be elected to a three-year term. The By-laws of the Company provide that the number of Directors shall be fixed by resolution of the Board of Directors or by the stockholders at the annual meeting or a special meeting. The size of the Board of Directors was decreased from nine (9) members to six (6) members by resolution of the Board of Directors in anticipation of the 1999 Annual Meeting of Stockholders.

     The Board of Directors holds regular meetings and special meetings at the call of the Chairman of the Board, the President or any two members of the Board of Directors. In 1998, the Board of Directors held seven meetings. Presently, the Board has standing Audit and Compensation Committees, which assist in the discharge of the Board's responsibilities. The Company does not have a nominating committee. Members of such Committees serve at the pleasure of the Board of Directors.

     The Audit Committee reports to the Board of Directors with regard to auditing and accounting matters, including the selection of independent auditors. The members of the Audit Committee currently are W. Wyatt Shorter and Boyd Whigham. The Audit Committee met once during 1998.

     The Compensation Committee consists of all Directors of the Company who are "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act. This Committee administers the Company's 1994 Stock Option Plan and employee benefit plans, and is responsible for establishing compensation programs for the Company's executive officers. The members of this Committee currently are W. Wyatt Shorter, Chairman, Stephen J. Silverman and Boyd Whigham. The Compensation Committee met twice during 1998.

     Directors who are not executive officers of the Company receive an annual retainer of $5,000, are paid a fee of $1,500 for each Board meeting attended in person and $750 for each Board meeting attended by telephone, and are reimbursed for travel expenses incurred in connection with attending meetings.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

GENERAL

     Stockholders will vote on the election of three Directors, one will be elected to serve a one-year term and two will be elected to serve a three-year term, until his successor has been elected and qualified. As a result of the reduction in the size of the Board of Directors from nine to six, the class of Directors whose terms expire in 2001 consisted of three members while the class of Directors whose terms expire in 1999 consisted of two members and the class of Directors whose terms expire in 2000 consisted of one member. In order that each class may be nearly as equal in number as possible, one member of the class whose term expires in 2001, Miller Welborn, has agreed to stand for reelection at the 1999 Annual Meeting of Stockholders.

     The shares represented by the proxies solicited hereby will be voted in favor of the election of the persons named below unless authorization to do so is withheld by proxy. In the event that any of the nominees should be unable to serve as Director, an event which the Company does not presently anticipate, it is the intention of the persons named in the proxies to cast the votes represented by the proxies for the election of such other person or persons as the Board of Directors may nominate.

     The nominees for reelection at the Meeting are Richard C. Bailey, Stephen
J. Silverman and Miller Welborn.

     Based upon information received from the respective Directors, set forth below is information with respect to the nominees for the Board of Directors, as well as certain information concerning the Directors whose terms extend beyond the 1999 Annual Meeting.

DIRECTOR TO BE ELECTED TO SERVE UNTIL 2000

     Miller Welborn, age 40, has served as President and Chief Executive Officer of the Company since July 17, 1998. Mr. Welborn co-founded Welborn in 1989 and remained employed by Welborn as its Chief Executive Officer until July 17, 1998.

DIRECTORS TO BE ELECTED TO SERVE UNTIL 2002

     Richard C. Bailey, age 48, has served as Executive Vice President and Chief Financial Officer since joining the Company in August 1992 and has served as a Director since February 1995. He served as president and director of Eastern Inter-Trans Services, Inc., a dry van truckload carrier based in Columbus, Georgia, from December 1989 to August 1992. Mr. Bailey is a certified public accountant with a B.S. in accounting from Georgia State University. He was previously employed in various financial positions by Ernst & Young, Intermet Corporation and Snapper Products (a division of The Actava Group Inc.). Mr. Bailey has served on the Advisory Board of the University of Georgia Trucking Profitability Strategies Conference.

     Stephen J. Silverman, age 54, has been the President of Silver Solutions, Inc., a transportation consulting firm based in Jacksonville, Florida since January 1997. Prior thereto, he served as President/Chief Executive Officer and a Director of SilverEagle Transport, Inc., an irregular route truckload carrier based in Jacksonville, Florida, since 1984. He is also currently a director of Raven Transport, Inc., a minority owned dry van truckload carrier. He has previously served as Chairman of the Georgia Trucking Profitability Conference, as well as on the Boards of the American Trucking Association, Florida Trucking Association, and the Interstate Truckload Carriers Conference. Mr. Silverman received a B.A. from Bradley University, and an M.B.A. from the University of Michigan.

INCUMBENT DIRECTOR WHOSE TERM WILL EXPIRE IN 2000

     W. Wyatt Shorter, age 66, has served as a Director of the Company since May 1994. Mr. Shorter is presently retired, after serving as President, from 1978 until 1993, of MacMillan Bloedel Inc., a subsidiary of MacMillan Bloedel Limited, a forest and wood products company based in Vancouver, British Columbia.

INCUMBENT DIRECTORS WHOSE TERMS WILL EXPIRE IN 2001

     Dempsey Boyd, age 71, founded the Company in 1956, and has been Chairman of the Board since April 1980. Mr. Boyd served as President of the Company from December 1962 until April 1980.

     Boyd Whigham, age 62, has been a Director of the Company since February 1989. He has been the District Attorney for the Third Judicial Circuit, in Barbour and Bullock Counties, Alabama, since January 1993. Prior to 1993, he operated a general civil law practice in Clayton, Alabama and periodically provided legal services to the Company and to Mr. Boyd.

RECOMMENDATION

     The Board of Directors recommends a vote FOR all of the foregoing nominees for Director.

                      APPROVAL OF 1999 STOCK PURCHASE PLAN
                                (PROPOSAL NO. 2)

GENERAL

     The Boyd Bros. Transportation Inc. 1999 Stock Purchase Plan (the "Plan") was adopted by the Board of Directors on April 1, 1999, subject to approval by the stockholders of the Company.

     The following summary of the Plan is qualified in its entirety by reference to the complete text of the Plan, attached hereto as Annex A.

PURPOSE

     The purpose of the Plan is to advance the interests of the Company and its stockholders by strengthening the Company's ability to attract and retain employees who have the training, experience and ability to enhance the profitability of the Company and to reward employees of the Company and its subsidiaries upon whose judgment, initiative and effort the successful conduct and development of their business largely depend. In addition, the Plan is intended to qualify as an "employee stock purchase plan" within the meaning of
Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

ADMINISTRATION

     The Plan will be administered by the Compensation Committee of the Board of Directors or such other committee of not less than two members of the Board of Directors appointed by the Board of Directors (the "Committee"). The Committee will have full authority to construe and interpret the Plan, and may establish such policies or procedures and adopt such rules and regulations for administration of the Plan as it deems appropriate.

ELIGIBILITY

     Subject to certain procedural requirements, all employees of the Company or of designated subsidiaries of the Company who have been employed for a period of one year will be eligible to participate in the Plan, except that employees who are, or would be following the purchase of Common Stock under the Plan, five percent (5%) or more stockholders of the Company or of any subsidiary of the Company will not be eligible to participate. The Company estimates that there are approximately 75 employees who are potential participants in the Plan.

COMMON STOCK SUBJECT TO THE PLAN

     The aggregate number of shares of Common Stock that may be purchased under the Plan may not exceed 175,000. For purposes of the Plan, such Common Stock may be shares of authorized but unissued or reacquired Common Stock.

AMENDMENT OR TERMINATION

     The Board of Directors of the Company may amend the Plan from time to time as it may determine. However, subject to certain adjustments, no amendments may increase the aggregate number of shares of Common Stock that may be purchased under the Plan or change the designation in employees eligible to participate in the Plan without stockholder approval. In addition, the Plan may not be amended in a manner that would cause the Plan to fail to meet the requirements of
Section 423 of the Code without stockholder approval. Subject to the rights of participants who are entitled to purchase Common Stock pursuant to the Plan, the Board of Directors may terminate the Plan at any time.

OFFERINGS

     Pursuant to the Plan, during each offering period (generally a six-month period, or such other period the Board of Directors may determine) each eligible employee may make an election to authorize regular payroll deductions in an amount not to exceed $75 per week, or $1,950 in the aggregate, during the offering period for the purchase of shares of Common Stock.

     Payroll deductions will be credited to recordkeeping accounts. At the end of the offering period, shares of Common Stock will be purchased on behalf of participating employees with their accumulated payroll deductions at a purchase price equal to the lesser of: (i) ninety percent (90%) of the fair market value of the Common Stock on the first day of the offering period or (ii) ninety percent (90%) of the fair market value of the Common Stock on the last trading day (as defined in the Plan) of the offering period. The fair market value will be the closing bid price of the Common Stock for the first day of the offering period or last trading day of the offering period, as reported by the NASDAQ National Market System, or, in the event the Common Stock is listed on a stock exchange, the fair market value per share will be the closing price on such exchange on such date, as reported in the Wall Street Journal.

TRANSFERABILITY

     Neither payroll deductions credited to a participant's account nor any rights with regard to the purchase of shares of Common Stock that are granted to a participant under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in the Plan) by the participant.

ADJUSTMENTS

     The Committee may make or provide for adjustments in the purchase price and in the number or kind of shares of the Common Stock or other securities covered by the Plan and outstanding as the Committee may determine is equitably required to prevent dilution or enlargement of the rights of participants that would otherwise result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, separation, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase stock, or
(iii) any other similar corporate transaction or event. Moreover, in the event of any such corporate transaction or event, the Committee, may provide, in substitution for any or all outstanding awards under the Plan, such alternative consideration as it may determine to be equitable in the circumstances and may require participants to surrender all awards that have been replaced, except that in no event may the Committee substitute such alternative consideration that would disqualify the Plan as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

TERM OF THE PLAN

     Upon the requisite approval by the stockholders of the Company, the Plan will become effective June 1, 1999 and will expire on the tenth anniversary of the date the Plan was first adopted by the Board of Directors.

PLAN BENEFITS

     The number of shares of Common Stock which may be purchased in the future by employees is dependent on each employee's decision as to the extent, if any, to participate in the Plan and, therefore, cannot be determined.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the federal income tax consequences that may occur based on the federal income tax laws in effect on April 1, 1999. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

TAX CONSEQUENCES TO EMPLOYEES

     The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Assuming the Plan qualifies under
Section 423 of the Code, participants will not recognize income for federal income tax purposes either upon subscriptions under the Plan or upon purchases of shares thereunder. All tax consequences of purchasing shares under the Plan are deferred until the participant sells or otherwise disposes of the shares or dies.

     If the shares are held more than two years from the offering date and more than one year after the transfer of such shares to such employee, the participant will be taxed on the sale of such shares at long-term capital gains rates, except to the extent that the participant realizes ordinary income under
Section 423(c) of the Code in an amount equal to the lesser of (i) 10% of the fair market value of the shares on the first day of the offering period or (ii) the amount by which the fair market value of the shares at the time of the sale exceeds the purchase price.

     If a participant should die owning shares acquired under the Plan, he or she will be deemed to have disposed of his or her shares on the date of death and will realize ordinary income to the extent of the ordinary income component described in the preceding paragraph, but no capital gains will result until the time of a subsequent sale, when the amount of gain will typically be equal to the excess of the selling price over the fair market value of the shares on the date of death or the alternative valuation date for federal estate tax purposes.

     If shares acquired under the Plan are sold, exchanged or otherwise disposed of before the end of the required holding periods described above, the participant will, in the usual case, realize ordinary income at the time of disposition equal to the excess of the fair market value of the shares on the applicable purchase date over the purchase price of the shares. Any additional gain on the sale or disposition should be taxable as capital gains, long-term or short-term, depending on the holding period.

TAX CONSEQUENCES TO THE COMPANY

     To the extent that an employee of the Company or any subsidiary realizes ordinary income because he or she did not hold the stock more than two years from the applicable offering date and more than one year after the transfer of such shares to such employee, the Company or its subsidiary generally will be entitled to a corresponding deduction in the year in which the disposition occurs. Otherwise, no deduction is allowable to the Company with respect to shares acquired under the Plan.

RECOMMENDATION

     The Board of Directors recommends a vote FOR this proposal to approve the Boyd Bros. Transportation Inc. 1999 Stock Purchase Plan.

                       APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 3)

     The Board of Directors has appointed the firm of Deloitte & Touche LLP as independent auditors to audit the books, records and accounts of the Company for the year ending December 31, 1999. The Board of Directors recommends that such appointment be ratified.

     Representatives from Deloitte & Touche LLP are expected to be present at the Meeting and shall have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from stockholders.

RECOMMENDATION

     The Board of Directors recommends a vote FOR this proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors.

                              STOCKHOLDER PROPOSALS

     Any proposal by a stockholder intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company on or before December 10, 1999 to be included in the proxy materials of the Company relating to such meeting. According to the rules under the Exchange Act, the Company may use discretionary authority to vote proxies with respect to stockholder proposals to be presented in person at the 2000 Annual Meeting if the stockholder making the proposal has not given notice to the Company by February 24, 2000.

                                 OTHER BUSINESS

     It is not anticipated that any other matters will be brought before the Meeting for action; however, if any such other matters shall properly come before the Meeting, it is intended that the persons authorized under the proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, WHICH HAS BEEN FILED WITH THE COMMISSION PURSUANT TO THE EXCHANGE ACT, MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO RICHARD C. BAILEY, CHIEF FINANCIAL OFFICER, BOYD BROS. TRANSPORTATION INC., 3275 HIGHWAY 30, CLAYTON, ALABAMA 36016.



                                          By Order of the Board of Directors,

                                          /s/ Gail B. Cooper

                                          Gail B. Cooper
                                          Secretary


Clayton, Alabama
April 9, 1999

                                                                       ANNEX A



                         BOYD BROS. TRANSPORTATION INC.

                        1999 EMPLOYEE STOCK PURCHASE PLAN


SECTION 1.        PURPOSE

                  This 1999 Employee Stock Purchase Plan (the "Plan") is intended to advance the interests of Boyd Bros. Transportation Inc. (the "Company") and its stockholders by strengthening the Company's ability to attract and retain employees who have the training, experience and ability to enhance the profitability of the Company and to reward employees of the Company and its subsidiaries upon whose judgment, initiative and effort the successful conduct and development of their business largely depend. It is further intended that options issued pursuant to this Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

SECTION 2.        DEFINITIONS

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (c) "Committee" shall mean the Compensation Committee of the Board of Directors or such other committee of not less than two members of the Board of Directors appointed by the Board of Directors to administer this Plan.

                  (d) "Common Stock" shall mean the common stock of the Company described in the Company's Certificate of Incorporation, as amended from time to time.

                  (e) "Company" shall mean Boyd Bros. Transportation Inc., a Delaware corporation.

                  (f) "Compensation" shall mean all basic straight time wages and salary, including payments for overtime, commissions and bonuses, but excluding Company contributions to profit sharing plans, and other extraordinary compensation. Notwithstanding the foregoing, the Committee shall, in its discretion, have the authority to exclude, with respect to all employees, any other form of compensation from the definition of "Compensation," provided such exclusion shall comply with Section 423(b)(5) of the Code.

                  (g) "Designated Subsidiary" shall mean a Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                  (h) "Employee" shall mean any individual who is an employee of the Company for purposes of tax withholding under Section 3401 of the Code whose customary employment with the Company or any designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

                  (i) "Enrollment Date" shall mean the first day of each Offering Period.

                  (j) "Exercise Date" shall mean the last Trading Day of each Offering Period.

                  (k) "Offering Period" shall mean (i) the seven-month exercise period commencing on June 1, 1999, and (ii) six-month exercise periods commencing on January 1, 2000, and on each July 1 and January 1 thereafter while the Plan is in effect, during which options granted pursuant to the Plan may be exercised. The last Offering Period shall begin on January 1, 2009, unless the Plan is sooner terminated in accordance with Section 22.

                  (l) "Plan" shall mean this Employee Stock Purchase Plan.

                  (m) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the combined total voting power of all issues of stock of such corporation are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

                  (n) "Trading Day" shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

SECTION 3.        ADMINISTRATION

                  (a) The Plan shall be administered by the Compensation Committee of the Board of Directors or such other committee of not less than two members of the Board of Directors appointed by the Board of Directors (the "Committee") for said purpose. The majority of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee.

                  (b) The interpretation and construction by the Committee of any provision of the Plan or of any option granted under it shall be final. The Committee may establish any policies or procedures which in the discretion of the Committee are relevant to the operation and administration of the Plan and may adopt rules for the administration of the Plan. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

SECTION 4.        ELIGIBILITY

                  All employees (as defined in Section 2(h)) of the Company or of any Designated Subsidiary (as defined in Section 2(g)) of the Company who have been employed for a period of one year shall be offered options under the Plan to purchase the Company's common stock, $.001 par value per share ("Common Stock"), except that no employee shall be granted an option under the Plan if, immediately after the option was granted, such employee would own stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company. For purposes of this paragraph, stock ownership of an individual shall be determined under the rules of Section 424(d) of the Code, and stock which the employee may purchase under outstanding options shall be treated as owned by the employee.

SECTION 5.        STOCK

                  The stock subject to the options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The aggregate number of shares which may be purchased under the Plan shall not exceed 175,000 shares of Common Stock. In the event that the number of shares with respect to which options are to be exercised exceeds the number of shares available under the Plan, the Committee shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

SECTION 6.        OFFERING PERIODS

                  The Plan shall be implemented by consecutive Offering Periods, the first of which shall begin on June 1, 1999 and end on December 31, 1999 with new Offering Periods commencing on the first Trading Day of January and July of each year beginning with the year 2000, or on such other date as the Board shall determine, and continuing thereafter until the Offering Period beginning on January 1, 2009 and ending on June 30, 2009, unless the Plan is terminated sooner in accordance with Section 21 or 22 hereof. The Board shall have the power to change the duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

SECTION 7.        PARTICIPATION

                  (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit "A" to this Plan and filing it with the Company's payroll office at such time as is specified by the Committee or the Company and is prior to the applicable Enrollment Date (unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period). Once properly made, an eligible Employee's election to participate shall be automatically renewed for each subsequent offering period, subject to any termination or withdrawal as provided in Section 12.

                  (b) Payroll deductions for a participant shall commence on the first payroll disbursement date following the Enrollment Date and shall end on the last payroll disbursement date in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 12.

SECTION 8.        PAYROLL DEDUCTIONS

                  (a) At the time a participant files his subscription agreement, he shall elect to have payroll deductions from his Compensation made on each payday during the Offering Period in a whole dollar amount not exceeding $75 per week during the payroll period. The aggregate of such payroll deductions during the Offering Period shall not exceed $1,950 of the participant's Compensation during said Offering Period.

                  (b) All payroll deductions made for a participant shall be credited to his account under the Plan and will be withheld in whole dollar amounts only. A participant may not make any additional payments into such account.

                  (c) A participant may discontinue his participation in the Plan as provided in Section 12, or may decrease (but not increase) the dollar amount of his payroll deductions during the offering period by completing or filing with the Company a new authorization for payroll deduction. The change in dollar amount shall be effective with the first payroll period beginning after fifteen (15) days following the Company's receipt of the new authorization.

                  (d) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's Compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

SECTION 9.        GRANT OF OPTION

                  (a) On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date for such Offering Period (at the per share option price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the option price per share defined in paragraph (b) below; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of shares determined by dividing $1,950 by the option price per share of the Company's Common Stock defined in paragraph (b) below, and provided further that such purchase shall be subject to the limitations set forth in Sections 4, 8 and 14. Exercise of the option shall occur as provided in
Section 10, unless the participant has withdrawn pursuant to Section 12, and shall expire on the last day of the Offering Period. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 9(b) herein.

                  (b) The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) ninety percent (90%) of the fair market value of a share of the Company's Common Stock on the Enrollment Date for the applicable Offering Period or (ii) ninety percent (90%) of the fair market value of a share of the Company's Common Stock on the Exercise Date. The fair market value shall be the closing bid price of the Common Stock for the applicable Enrollment Date or Exercise Date, as reported by the NASDAQ National Market System, or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on such date, as reported in the Wall Street Journal. In the event the Enrollment Date or the Exercise Date occurs on a weekend or legal holiday, the fair market value shall be based on the closing bid price on the next Trading Day.

SECTION 10.       EXERCISE OF OPTION

                  Unless a participant withdraws from the Plan as provided in
Section 12 below, his option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable option price with the accumulated payroll deductions in his account. In no event can an option be exercised after the expiration of twenty-seven (27) months from the date such option is granted. No fractional shares will be purchased. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her, except as provided in Section 15 hereof.

SECTION 11.       DELIVERY

                  As promptly as practicable after the Exercise Date of each Offering Period, the Company shall arrange the delivery to each participant, as appropriate, a certificate representing the shares purchased upon exercise of his option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him of shares at the termination of each Offering Period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be carried over and credited to that participant's account for the purchase of Common Stock in the next Offering Period, unless the participant withdraws from the Plan as provided in Section 12 below in which case such cash shall be returned to said participant.

SECTION 12.       WITHDRAWAL; TERMINATION OF EMPLOYMENT

                  (a) A participant may withdraw all, but not less than all, of the payroll deductions credited to his account and not yet used to exercise his option under the Plan at any time by giving written notice to the Company in the form of Exhibit "B" to this Plan. All of the participant's payroll deductions credited to his account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement in accordance with Section 7 hereof.

                  (b) Upon a participant's ceasing to be an Employee for any reason or upon termination of a participant's employment relationship (as described in Section 2(h)), the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his death, to the person or persons entitled thereto under Section 14, and such participant's options will be automatically terminated.

                  (c) In the event an Employee fails to remain an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account will be returned to such participant and such participant's options terminated.

                  (d) A participant's withdrawal from an Offering Period will not have any effect upon his eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

SECTION 13.       INTEREST

                  No interest shall accrue on the payroll deductions of a participant in the Plan.

SECTION 14.       DESIGNATION OF BENEFICIARY

                  (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option.

                  (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to (i) participant's spouse, or (ii) if no spouse is then living, the participant's children (who shall share the amounts payable equally), or (iii) if no such children are then living, then the participant's grandchildren (who shall share the amounts payable equally), or (iv) if no such grandchildren are then living, then the participant's siblings (who shall share the amounts payable equally), or (v) if no such sibling is then living, then the participant's parents (who shall share the amounts payable equally).

SECTION 15.       TRANSFERABILITY

                  Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in Section 12 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 12.

SECTION 16.       USE OF FUNDS

                  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

SECTION 17.       REPORTS

                  Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

SECTION 18.       ADJUSTMENTS

                  (a) The Committee may make or provide for such adjustments in the option price and in the number or kind of shares of the Common Stock or other securities covered by outstanding options as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of optionees that would otherwise result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, separation, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase stock, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced, except that in no event shall the Committee substitute such alternative consideration that would disqualify this Plan as an "employee stock purchase plan" within the meaning of Section 423 of the Code. The Committee may also make or provide for such adjustments in the number or kind of shares of the Common Stock or other securities which may be sold under the Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in clause
(i) of the preceding sentence.

                  (b) The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 19.       RIGHTS AS A STOCKHOLDER

                  An optionee shall have no rights as a stockholder with respect to any Common Stock covered by his option until the exercise date following payment in full. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date of such exercise, except as provided in Section 18 of the Plan.

SECTION 20.       CONDITIONS UPON ISSUANCE OF SHARES; NONDISTRIBUTION PURPOSE

                  (a) Shares will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (b) Unless the Common Stock subject to options under the Plan is registered under the Securities Act, each option under the Plan shall be granted on the condition that the purchases of stock thereunder shall not be made with a view to resale or distribution or any participation therein. Resales of such stock without registration under the Securities Act may not be made unless, in the opinion of counsel for the Company, such resale is permissible under the Securities Act and any other applicable law, regulation or rule of any governmental agency.

                  (c) The Company shall have the right to pay (or to retain in a participant's account) cash in lieu of any fractional shares of Common Stock under the Plan.

                  (d) The option agreements authorized under the Plan shall contain such other provisions as the Committee may deem advisable, provided that no such provisions may in any way be in conflict with the terms of the Plan.

SECTION 21.       TERM OF PLAN

                  Options granted pursuant to the Plan shall be granted within a period of 10 years from the date the Plan is adopted by the Board of Directors.

SECTION 22.       AMENDMENT OR TERMINATION OF THE PLAN

                  (a) The Plan may be amended from time to time by the Board of Directors of the Company, but without further approval of the stockholders, no such amendment shall increase the aggregate number of shares of Common Stock that may be issued and sold under the Plan (except that adjustments authorized by the last sentence of Section 18(a) of the Plan shall not be limited by this provision) or change the designation in Section 4 of the class of employees eligible to receive options. Furthermore, the Plan may not, without further approval of the stockholders, be amended in any manner that would cause options issued under it to fail to meet the requirements applicable to "employee stock purchase plans" as defined in Section 423 of the Code. The Plan may be terminated at any time by the Board of Directors of the Company, subject to the rights of outstanding optionees.

                  (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or the Committee) shall be entitled to change the Offering Periods, change the purchase price in order to avoid a charge to the Company's earnings under applicable financial accounting standards or principles, limit the number of shares available for purchase during an Offering Period, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit withholding in excess of the amount designated in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are not inconsistent with the Company's compensation policies.

SECTION 23.       COORDINATION WITH SECTION 401(K) PLAN

                  In the case of any Employee who is a participant in this Plan, who is also a participant in the Boyd Bros. Transportation Inc. 401(k) Profit Sharing Plan ("Profit Sharing Plan") and who withdraws an amount from his account under the Profit Sharing Plan in order to satisfy an "immediate and heavy financial need" of the participant or otherwise withdraws an amount from the Profit Sharing Plan on account of the "hardship of the employee" (determined in accordance with the standards of Section 401(k)(2)(B)(i) of the Code), then such Employee shall have his payroll deductions under this Plan suspended until the first payroll period that begins after the first anniversary of the date of payment of the withdrawal.

SECTION 24.       NOTICES

                  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

SECTION 25.       GENDER

                  For purposes of this Plan, words used in the masculine gender shall include the feminine and neuter, and the singular shall include the plural and vice versa, as appropriate.

SECTION 26.       NO CONTRACT OF EMPLOYMENT

                  Nothing contained in the Plan or the payment of any benefits under the Plan shall give any Employee, whether or not a participant, any rights to continued employment. All employees remain subject to termination, layoff, or discipline as if the Plan had not been put into effect.

SECTION 27.       APPROVAL OF STOCKHOLDERS

                  The Plan shall not take effect until adopted by the unanimous written consent of the holders of all of the shares of Common Stock, or the affirmative vote of the holders of a majority of the shares of Common Stock actually voting on the Plan in person or by proxy at a meeting at which a quorum representing a majority of the outstanding Common Stock is present in person or by proxy, which approval must occur within the period of 12 months before and 12 months after the date the Plan is adopted by the Board of Directors.

                                   EXHIBIT "A"
                         BOYD BROS. TRANSPORTATION INC.

                          EMPLOYEE STOCK PURCHASE PLAN
                                 ENROLLMENT FORM


Date of enrollment:
                   --------------------


1. I hereby elect to participate in the Boyd Bros. Transportation Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") and subscribe to purchase shares of the Company's Common Stock, $.001 par value, in accordance with this enrollment form and the Stock Purchase Plan.

2. I hereby authorize the Company to deduct from each paycheck $______ (not to exceed $75.00 per week) of my net pay for each payday during this Offering Period, and each subsequent offering period during which I am eligible to participate, in accordance with the provisions of the Stock Purchase Plan.

3. I understand that these payroll deductions shall be accumulated for the purchase of shares of Common Stock, $.001 par value, at the applicable purchase price determined in accordance with the Stock Purchase Plan. I further understand that, except as otherwise set forth in the Stock Purchase Plan, unless I withdraw from the Stock Purchase Plan by giving written notice to the Company, shares will be purchased for me automatically on the Exercise Date of each offering period subsequent to my filing of this enrollment form.

4. I understand that, before the Exercise Date for this Offering Period, the Company will provide me with a copy of the Company's most recent prospectus describing the Stock Purchase Plan, and thereafter will provide me with annual updates and copies of any revised versions of the prospectus. Therefore, before my options received under the Plan are exercised to purchase Shares, I will have the opportunity (after receiving the prospectus and before the Exercise Date) to withdraw from the Plan and have returned to me all the money that was deducted from my pay for the purpose of purchasing shares. I acknowledge that I have received a copy of the complete "Boyd Bros. Transportation Inc. Employee Stock Purchase Plan." I understand that my participation in the Stock Purchase Plan is in all respects subject to the terms of the Plan.

5. Shares purchased for me under the Stock Purchase Plan should be issued in the name(s) of:

         Your name
                  -----------------------------------------------------
                    As you wish it to appear on the stock certificate

6. I understand that if I dispose of any shares received by me pursuant to the Plan, either (1) within two (2) years after the offering date (the first day of the offering period during which I purchased such shares) or (2) within one (1) year after the date on which such shares were transferred to me, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were transferred to me over the price which I paid for the shares.

         I hereby agree to notify the Company in writing within thirty (30) days after the date of any such disposition and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. Boyd Bros. Transportation Inc. may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation.

         However, if I dispose of such shares at any time after the expiration of the two-year and one-year holding periods, I understand that, under current tax laws, I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be treated as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option or (2) the excess of the fair market value of the shares over the option price, measured as if the option had been exercised on the Offering Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as a capital gain or loss.

7. I hereby agree to be bound by the terms of the Stock Purchase Plan. I understand that my enrollment is dependent upon my eligibility to participate in the Stock Purchase Plan.

8. I further acknowledge and understand that the Company's obligation to sell shares to me is conditional upon compliance with all applicable federal and state securities laws, and specifically conditional upon the existence of an effective registration statement regarding the shares which I will purchase on the date of that purchase.

9. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Stock Purchase Plan:


         -----------------------------------------------------------------------
         NAME:  (Please print)      (First)          (Middle)          (Last)



         ----------------------------------------------------------------------
                                 (Relationship)


         -----------------------------------------------------------------------
                                    (Address)


         -----------------------------------------------------------------------
         NAME:  (Please print)      (First)          (Middle)          (Last)



         -----------------------------------------------------------------------
                                 (Relationship)


         -----------------------------------------------------------------------
                                    (Address)


         -----------------------------------------------------------------------
         NAME:  (Please print)      (First)          (Middle)          (Last)


         -----------------------------------------------------------------------
                                 (Relationship)


         -----------------------------------------------------------------------
                                    (Address)

   Note: You may use the back side of this form to list any additional beneficiary(ies) than those above or attach a list of your own.

                                    *********

         Employee's Name
         (Please print clearly)
                                -----------------------------------------------
         Employee's Social
         Security Number:
                                -----------------------------------------------

         Employee's Address:    -----------------------------------------------

                                -----------------------------------------------

                                -----------------------------------------------


         I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME. I CERTIFY THAT THE INFORMATION ON THIS FORM IS ACCURATE AND COMPLETE.

         DATED:
               --------------------------





                                             ----------------------------------
                                             SIGNATURE OF EMPLOYEE

                                   EXHIBIT "B"

                         BOYD BROS. TRANSPORTATION INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL

         The undersigned, a participant in the Boyd Bros. Transportation Inc. Employee Stock Purchase Plan for the Offering Period which began on ___________, 19 _____ (the "Enrollment Date"), hereby notifies the Company that he or she hereby withdraws from the offering. The undersigned hereby directs the Company to pay him or her, as promptly as practicable, all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new subscription agreement.

         Name and Address of Participant:


         -----------------------------------------

         -----------------------------------------

         -----------------------------------------

         -----------------------------------------

         Participant's Social
         Security Number:
                         -------------------------




                                             ----------------------------------
                                             Signature

                                             Date:
                                                  -----------------------------

                                                                      Appendix A


                                         THIS PROXY IS SOLICITED ON BEHALF OF
                                         THE BOARD OF DIRECTORS. The undersigned
                                         hereby appoints Richard C. Bailey and
                                         Gail B. Cooper and each of them with
                                         power of substitution in each, proxies
                                         to appear and vote, as designated
                                         below, all Common Stock of Boyd Bros.
                                         Transportation Inc. held of record on
                                         March 19, 1999 by the undersigned, at
                                         the Annual Meeting of Stockholders to
                                         be held on May 18, 1999, and at all
                                         adjournments thereof. Management
                                         recommends a vote in favor of all
                                         nominees listed in Item 1 and in favor
                                         of Proposal 2 and Proposal 3.

BOYD BROS. TRANSPORTATION INC.
3275 HIGHWAY 30
CLAYTON, ALABAMA 36016           Proxy


---------------------------------------


1.  ELECTION OF DIRECTORS
    Director Nominees: Miller Welborn (for a one year term) and Richard C. Bailey and Stephen J. Silverman (each for a three year term)

         [ ] FOR all director nominees listed above               [ ] WITHHOLD AUTHORITY
             (except as marked to the contrary)                       to vote for all director nominees listed above

 INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
                   A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST ABOVE.

2.  PROPOSAL TO APPROVE THE BOYD BROS. TRANSPORTATION INC. 1999 STOCK PURCHASE
PLAN

       [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS

       [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED. IF NO INDICATION IS MADE, IT WILL BE VOTED IN FAVOR OF ALL DIRECTOR-NOMINEES AND IN FAVOR OF PROPOSAL 2 AND PROPOSAL 3.

                                                 Dated:                   , 1999
                                                    -----------------------

                                                 -------------------------------

                                                 -------------------------------

                                                 Signature(s)

                                                 (Please sign as name appears on
                                                 proxy. When shares are held by
                                                 joint tenants, both should
                                                 sign. When signing in a
                                                 fiduciary or representative
                                                 capacity, give full title as
                                                 such.)

PLEASE MARK, DATE, AND SIGN THIS PROXY, INDICATING ANY CHANGE OF ADDRESS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE ENCLOSED ENVELOPE ALREADY IS ADDRESSED AND NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.